UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE BANK OF NEW YORK MELLON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE BANK OF NEW YORK MELLON CORPORATION 240 GREENWICH STREET NEW YORK, NY 10286 ATTN: JEAN WENG Your Vote Counts! THE BANK OF NEW YORK MELLON CORPORATION 2026 Annual Meeting Vote by April 13, 2026 11:59 PM ET. For shares held in a Plan, vote by April 9, 2026 11:59 PM ET. V83380-P45445-Z91983 You invested in THE BANK OF NEW YORK MELLON CORPORATION and it’s time to vote! You have the right to vote on the proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 14, 2026. Get informed before you vote View the Proxy Statement and the 2025 Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting such materials prior to March 31, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. *Please check the meeting materials for any special requirements for meeting attendance.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Voting Items Recommends 1. Election of Directors. Nominees: 1a. Linda Z. Cook For 1b. Joseph J. Echevarria For 1c. M. Amy Gilliland For 1d. Jeffrey A. Goldstein For 1e. K. Guru Gowrappan For 1f. Charles F. Lowrey For 1g. Sandra E. “Sandie” O’Connor For 1h. Elizabeth E. Robinson For 1i. Rakefet Russak-Aminoach For 1j. Robin Vince For 1k. Alfred W. “Al” Zollar For 2. Advisory resolution to approve the 2025 compensation of our named executive officers. For 3. Ratify the appointment of KPMG LLP as our independent auditor for 2026. For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V83381-P45445-Z91983